EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Xethanol Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2008, relating to the consolidated financial statements of Xethanol Corporation for the years ended December 31, 2007 and 2006 and appearing in the Annual Report on Form 10-K of Xethanol Corporation.

                            /s/ Imowitz Koenig & Co., LLP

New York, New York
October 1, 2008